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                                                                   EXHIBIT 10.15

                               FIRST AMENDMENT TO
                             STOCKHOLDERS AGREEMENT


     The parties to this First Amendment to Stockholders Agreement, dated as of February 21, 1997, are UNIFI Communications, Inc. ("Fax International, Inc."), a Delaware corporation (the "Company"), SingTel Global Services Pte. Ltd., a
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wholly-owned subsidiary of Singapore Telecommunications Limited, a Singapore
corporation with its registered office at 31 Exeter Road, Comcentre, Singapore 239732, Douglas J. Ranalli, of Cambridge, Massachusetts, and each of the undersigned other Stockholders.

     The parties are parties to a Stockholders Agreement (the "Agreement") dated as of April 10, 1995, and desire to amend the Agreement in the manner set forth herein. The parties accordingly agree as follows.


     1. The definitions of the terms "Call Fixed Price Per Share", "Call Adjusted Fixed Price Per Share", "Ex-Employee Adjustment Fraction", "Five Year Closing", "Five Year Price Per Share", "Five Year Adjusted Price Per Share", "Fixed Price Closing, "General Instrument of Adherence", "Holder", "ST Global Non-Purchase", "Start Date", and "Third Party Agreement", are hereby deleted in their entirety.

     2. The definition of the term "Amended and Restated Registration Rights Agreement" is hereby amended to read in its entirety as follows:

          The Amended and Restated Registration Rights Agreement dated as of the date hereof between the Company and certain stockholders of the Company, as amended (or amended and restated) and in effect from time to time.

     3. Section 2(c)(v) of the Agreement is amended by deleting the word "Stockholders" appearing in the first line thereof and replacing it with "stockholders".

     4. Section 2(f) of the Agreement is amended by deleting the word "Stockholders" appearing in the seventh line thereof and replacing it with "stockholders".

     5.   Section 4(a) of the Agreement is amended as follows:

          (a) in paragraph (i) thereof, by deleting the words "pursuant to transactions contemplated by Sections 4(b), 4(c) or 5, or";

               by replacing paragraph (iii) in its entirety with the following:

               "(iii) Notwithstanding anything contained herein to the contrary, subject to its and their compliance with applicable securities and other laws, ST Global and its Related Persons may at any time freely Transfer all or part of the Common Stock, Convertible Preferred Stock, warrants and other securities of the Company held by ST Global and its Related Persons to any person without restriction."

     6. Sections 4(b) and 4(c) of the Agreement are hereby deleted in their entirety.

     7. Section 5 of the Agreement, other than the last sentence thereof, is hereby deleted in its entirety.
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     8.  The following is added to the Agreement as new Section 5A:

          "5A.  Approved Public Offerings.  In the event that a majority of the
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               Board shall at any time approve preparations for or commencement of an Initial Primary Public Offering pursuant to a registration statement filed or to be filed under the Securities Act of 1933, as amended, each Stockholder agrees that in each such event, (i) he, she or it shall use his, hers or its best efforts to cooperate with the Company and with the underwriter(s), if any, in such approved public offering and to provide all reasonable assistance requested by the Company or such underwriter(s) in connection with successfully consummating such approved public offering, and (ii) for a period of ninety (90) days (or such longer period, not to exceed one (1) year, required by the Company or such underwriter(s)) following the effective date of such approved public offering, not to sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any shares of Common Stock held beneficially or of record by him, her or it (including without limitation shares of Common Stock issuable upon conversion or exercise of securities convertible into or exercisable for Common Stock) at any time during such period except shares of Common Stock included in such registration statement."

     9. The first sentence of Section 6 of the Agreement is hereby deleted in its entirety.

     10. Section 8 of the Agreement is hereby amended to read in its entirety as follows:

               8.  Termination.  Except as otherwise specifically set forth
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          herein, this Agreement shall terminate upon the earliest to occur of any of the following events:

                    (a)  [intentionally omitted]

                    (b)  [Intentionally omitted]

                    (c)  [Intentionally omitted]

                    (d)  [Intentionally omitted)

                    (e) the consummation of a primary public offering of Common Stock by the Company at any time if such public offering is approved by majority vote of the Board, has an aggregate price to the public for shares sold in such offering of at least US$20 million, such shares are listed on the New York Stock Exchange, the American Stock Exchange or on the NASDAQ system and such offering is effected other than pursuant to the exercise of demand registration rights under the Amended and Restated Registration Rights Agreement or the registration rights agreement between the Company and the purchasers of the Company's warrants for the purchase of 4,816,818 Common Stock ("Warrants") issued in connection with the Company's offering and sale of 175,000 Units consisting of $175,000,000 14% Senior Notes due 2004 and the Warrants (an "Initial Primary Public Offering");

                    (f) at ST Global's option (exercised by written notice to the Company), at any time that the Stockholders other than ST Global (and its Related

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          Persons) own in the aggregate less than one million (1,000,000) shares of Common Stock; or

                    (g) the bankruptcy, receivership, liquidation, or dissolution of the Company.

     11. Section 9(i) of the Agreement is amended by adding the words "(other than ST Global and its Related Persons)" after the word "Stockholder" in the second line thereof.

     12.  Exhibits A1, B and C to the Agreement are deleted.

     13. Except as specifically set forth herein, the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, this First Amendment to Stockholders Agreement has been executed by the parties hereto as of the date first set forth above.

Company
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UNIFY COMMUNICATIONS, INC.    SINGTEL GLOBAL SERVICES PTE. LTD.



By: /s/ Douglas J. Ranalli    By: /s/ Lim Eng
Name:  Douglas J. Ranalli     Name: Lim Eng
Title:   President            Title: Assistant Vice President

/s/ Douglas J. Ranalli        /s/ Shelley Ranalli
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Douglas J. Ranalli            Shelley Ranalli

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